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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Amendment No. 2 to Registration Statement No. 333-77969 of Net.B@nk, Inc. of our report dated February 16, 1999 (April 13, 1999 as to the third paragraph of Note 14) appearing in the Prospectuses, which are part of such Registration Statement, and we also consent to the reference to us under the heading "Experts" in such Prospectuses.


DELOITTE & TOUCHE LLP


Atlanta, Georgia
May 26, 1999